U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2009

American Capital, Ltd.

(Exact name of registrant as specified in its charter)

DELAWARE	814-00149	52-1451377
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Bethesda Metro Center 14th Floor Bethesda, MD 20814

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (301) 951-6122

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On November 3, 2009, American Capital, Ltd. (the “Company”) announced that it had reached an agreement in principle with a steering committee (the “Steering Committee”) of the lenders to its $1.4 billion Revolving Line of Credit Agreement with Wachovia Bank, National Association as Administrative Agent dated as of May 16, 2007 (as amended, the “Credit Agreement”) with regard to the proposed restructuring of the Company’s unsecured obligations under the Credit Agreement (“Credit Agreement Obligations”) and certain other debt obligations.

A summary of the terms and conditions of the proposed restructuring of the Credit Agreement Obligations are set forth in a non-binding term sheet attached hereto as Exhibit 99.1 and incorporated herein by reference.

A copy of the Company’s press release announcing the agreement in principle with the Steering Committee is also attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) None.

(b) None.

(c) Exhibits

Exhibit No.	Description

99.1	Term Sheet, dated November 3, 2009

99.2	Press Release, dated November 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN CAPITAL, LTD.

Dated: November 3, 2009	By:	/s/ SAMUEL A. FLAX
Samuel A. Flax
Executive Vice President, General Counsel, Chief Compliance Officer and Secretary